POWER OF ATTORNEY

The undersigned hereby appoints Jeffrey R. Moreland, James H. Gallegos, Craig N. Smetko, Jeffrey T. Williams, Yolanda G. Brown, and any other person then serving as the Secretary or as an Assistant Secretary of Burlington Northern Santa Fe Corporation, and each of them, signing singly, as the undersigned's true and lawful attorneys-in-fact to:

    execute and file with the Securities and Exchange Commission and any national securities exchange, on behalf of the undersigned, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and Form 144 under Rule 144 adopted pursuant to the Securities Act of 1933, and any amendments thereto, regarding holdings of or transaction in securities of Burlington Northern Santa Fe Corporation or any of its subsidiaries or any successors thereto;
    seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
    perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor Burlington Northern Santa Fe Corporation are hereby assuming any of the undersigned's obligations to comply with Section 16(a) of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933, any liability for failure to comply with such obligations, or any obligation or liability for profit disgorgement under Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect until delivery to the Secretary of Burlington Northern Santa Fe Corporation of a written statement revoking this Power, or until the undersigned is no longer required to file Forms 3, 4, or 5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by Burlington Northern Santa Fe Corporation.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of September, 2005.

Donald G. Cook
Signature

Donald G. Cook
Print Name

STATE OF TEXAS )
)
COUNTY OF TARRANT )

On this 15th day of September, 2005, Donald G. Cook personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Craig N. Smetko
Notary Public

My Commission Expires: May 19, 2008